AMENDED AND RESTATED

BYLAWS


OF

THE ZWEIG TOTAL RETURN FUND, INC.

A Maryland Corporation



ARTICLE I

STOCKHOLDERS

	SECTION 1.   Annual Meetings.   The annual meeting of the
Stockholders of The Zweig Total Return Fund, Inc. (the "Corporation") shall be held on a date fixed from time to time by the Board of Directors within the thirty-one (31) day period beginning on April 30 and ending on May 30 of each year. An annual meeting may be held at any place in or out of the State of Maryland as may be determined by the Board of Directors and designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Charter or these Bylaws.

	SECTION 2.   Special Meetings.   Special meetings of the
stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the Chairman or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation).
A written request shall state the purpose or purposes of the proposed meeting. At any special meeting of the stockholders, only such business shall be conducted as shall be properly brought before the meeting and shall have been indicated in the call for the meeting as provided in this Section 2 and the Corporation's notice of meeting given in accordance with the provisions of
Section 4 of this Article I of these Bylaws. The chairman of the special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or is not a proper subject for the meeting; any such business shall not be considered or transacted.

	SECTION 3.   Notice of Stockholder Business at Annual Meetings.
		(a)	At any annual meeting of the stockholders, only
such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business (except as otherwise set forth with respect to the election of directors as provided in Article II hereof) must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise be properly brought before the meeting by or at the direction of the
Board of Directors, or (iii) otherwise (x) be properly brought before the meeting by a stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 3 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, and (y) constitute a proper subject to be brought before the meeting.
		(b) For business to be properly brought before an
 annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the
Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days before the date in the then current year corresponding to the date on which the Corporation first mailed its proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary of the preceding year's annual meeting, notice by such stockholder to be timely must be so received not earlier than the one hundred twentieth
(120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice or public announcement of the date of such meeting was given or made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For the avoidance of doubt and without limitation, all provisions of
Section 3 of this Article I shall be effective with respect to the 2005 annual meeting of stockholders.
		(c)	Any such notice by a stockholder shall set forth
as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder
proposing such business, (iii) the class and number of
shares of the capital stock of the Corporation which are
beneficially and/or owned of record by the stockholder,
(iv) the nature of any such beneficial ownership of such
stock, the beneficial ownership of any such stock held by such stockholder of record but beneficially owned by one or more other person, and the length of time for which all such stock has been beneficially owned and/or owned of record by such stockholder,
(v) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (vi) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such business, and (vii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such business.
		(d)	The chairman of the annual meeting shall,
if the facts warrant, determine and declare to the meeting that
(i) the business proposed to be brought before the meeting is not a proper subject thereof and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this
Section 3, and, if he should so determine, he shall so declare to the meeting that any such business shall not be considered or transacted.
(e) For purpose of Article I, Section 3
and Article II, Section 3 of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Bloomberg or a comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") or the
Investment Company Act of 1940, as amended.
(f) Any stockholder that gives notice of such stockholder's intention to bring a matter before a meeting of stockholders in accordance with this Article I, Section 3, shall also be required, in order for such business to be properly brought before such meeting, to deliver to the Secretary of the Corporation, in the manner and within the time period required for delivery of such notice, a representation signed by such stockholder that such stockholder will attend the applicable meeting of stockholders and present for quorum purposes at the meeting all shares of capital stock (i) for which such stockholder has the power to vote or direct the vote as of the record date and (ii) for which such stockholder holds proxies as of the time and date of the meeting.
(g) Notwithstanding the foregoing provisions and the provisions of Article II, Section 3, a stockholder shall also comply with all applicable requirements of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act. Any proposal that is properly included in the Corporation's proxy statement and not validly withdrawn shall be brought before the annual meeting.

	SECTION 4.   Notice of Meetings.   Written or printed notice
of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting by placing the notice in the mail at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

	SECTION 5.   Quorum and Certain Voting Matters.   Except
as otherwise provided by statute or by the Corporation's Charter or these Bylaws, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of all the votes cast at a meeting at which a quorum is present. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the absence of a quorum, the chairman of the meeting (and only the chairman) may adjourn the meeting from time to time as provided in Section 6 of this Article I until a quorum shall attend. If a quorum is present at the meeting, the chairman of the meeting or stockholders present, by a majority of votes cast, may adjourn the meeting from time to time as provided in Section 6 of this Article I. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, or other applicable statute, the Corporation's Charter or these Bylaws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters. For purposes of determining the presence of a quorum at any meeting of the stockholders, there will be deemed to be present at such meeting (i) all shares with respect to which a person present in person at the meeting holds a proxy, whether or not such proxy is filed at the meeting and (ii) all shares held of record by a person present in person at the meeting.

	SECTION 6.   Adjournment.   Any meeting of the
stockholders may be adjourned from time to time, in accordance with Section 5 of this Article I, without notice other than by announcement at the meeting at which the adjournment is taken.
At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one hundred twenty (120) days after the original record date.

	SECTION 7.   Organization.   At every meeting of the
stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

	SECTION 8.   Order of Business.   The order
of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

	SECTION 9.   Voting.   Except as otherwise provided
by statute or the Corporation's Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to Section 10 of this Article I.

	Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by the stockholder or his attorney-in-fact or, unless otherwise determined by the Board of Directors with respect to a particular meeting of stockholders, in such other manner as shall be permitted by Maryland law, including by electronic or telephonic means. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder authorizing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

	SECTION 10.   Fixing of Record Date for Determining
Stockholders Entitled to Vote at Meeting.   The Board of Directors
may set a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

	SECTION 11.   Inspectors.   The Board of Directors may, in advance
of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors.
Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability.
The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

	SECTION 12. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Charter, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of the meetings of stockholders.

	SECTION 13. Reasonable Efforts to Hold Annual Meeting. Notwithstanding anything herein to the contrary, the Corporation shall have no obligation to hold an annual meeting of stockholders in any calendar year in which all of the following has occurred:
(i) notice of an annual meeting of stockholders has been duly given in accordance with the provisions hereof; (ii) the Corporation has used its reasonable efforts to obtain a quorum; and (iii) the Corporation has been unable to procure a quorum for the meeting prior to the expiration of one hundred and twenty (120) days following the record date established for the meeting.

ARTICLE II

BOARD OF DIRECTORS

	SECTION 1.	General Powers.  Except as otherwise provided
in the Corporation's Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Charter or by these Bylaws.

	SECTION 2.	Number, Election and Term of Directors.
The number of directors constituting the entire Board of Directors (which initially was fixed at three (3) in the Corporation's
Charter) shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than that required by law, nor more than twelve (12). Beginning with the first annual meeting of stockholders of the Corporation held after the initial public offering of the Corporation's stock, the Board of Directors shall be divided into three (3) classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors. The term of office of the first class shall expire on the date of the next succeeding annual meeting of stockholders.
The term of office of the second class shall expire at the second succeeding annual meeting of stockholders. The term of office of the third class shall expire at the third succeeding annual meeting of stockholders. Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three (3) years to succeed the directors whose terms of office expire. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 6 of this Article II, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these Bylaws, or as otherwise provided by statute or the Corporation's Charter. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 5 of this Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

	SECTION 3.	Director Nominations.

		(a)	Only persons who are nominated in accordance with
procedures set forth in this Section 3 shall be eligible for election or re-election as directors.  Nominations of persons for election or re-election to the Board of Directors of the
Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the call for the meeting and the Corporation's notice of meeting provide for the election of directors, by or at the direction of the
Board of Directors, or by any stockholder of the Corporation who is entitled to vote for the election of such nominee at
the meeting, who complies with the notice procedures set forth in this Section 3 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.
		(b)	Such nominations, other than those made by
or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation.  To be timely, (i) any notice of nomination(s)
by a stockholder given in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days before the date in the then current year corresponding to the date on which the Corporation first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30)
days or delayed by more than sixty (60) days from the first
anniversary of the preceding year's annual meeting, notice by such stockholder to be timely must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which notice or public announcement of the date of such meeting was given or made, and (ii) any notice of nomination(s) given in connection with a special meeting as to which the call for the meeting and the Corporation's notice of meeting provide for the election of directors must be delivered to or mailed and received at the principal executive offices of the
Corporation not later than ninety (90) days prior to the date of the meeting or, if later, not later than the close of
business on the 10th day following the day on which the
first public announcement of the date of such special
meeting was made.  In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice of nomination(s) as
described above.  For the avoidance of doubt and without
limitation, all provisions of Section 3 of this Article II
shall be effective with respect to the 2005 annual meeting
of stockholders.
		(c)	Any such notice by a stockholder shall set
forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B)
the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation that are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in
solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a
director of the Corporation); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, (B) the class and number of shares of the capital stock of the Corporation which are beneficially and/or owned or record by such stockholder, (C) the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock held of record by such stockholder but beneficially owned by one or more other persons, and the length of time for which all such stock has been
beneficially owned and/or owned of record by such stockholder,
(D) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to
present such nomination(s) and (E) whether the stockholder
intends or is part of a group which intends to solicit
proxies from other stockholders in support of such nomination(s).
At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.
		(d)	If notice by a stockholder is required to be
given pursuant to this Section 3, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a director of a person named in such notice unless such notice states that
reimbursement will be sought from the Corporation and the
Board of Directors approves such reimbursement.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.
		(e)	Any stockholder that gives notice of such
stockholder's intention to nominate an individual for election to the Board of Directors at a meeting of stockholders in accordance with this Article II, Section 3, shall also be required, in order for such nomination to be properly brought before such meeting, to deliver to the Secretary of the Corporation, in the manner and within the time period required for delivery of such notice, a representation signed by such stockholder that such stockholder will attend the applicable meeting of stockholders and present for quorum purposes at the meeting all shares of capital stock (i) for which such stockholder has the power to vote or direct the vote as of the record date and (ii) for which such stockholder holds proxies as of the time and date of the meeting.

	SECTION 4.	Resignation.   A director of the Corporation
may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

	SECTION 5.	Removal of Directors.   Any director of
the Corporation may be removed by the stockholders by vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the Corporation entitled to vote for the election of directors.

	SECTION 6.	Vacancies.   Subject to the provisions of
the Investment Company Act of 1940, any vacancies in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, shall be filled by a vote of a majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds (2/3) of the directors then holding office shall have been elected by the stockholders of the Corporation. Subject to the provisions of the Investment Company Act of 1940, any director elected by the Board of Directors to fill a vacancy, shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor has been elected and qualifies.
In the event that at any time less than a majority of the directors then in office were so elected by the stockholders of the Corporation, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling any vacancy or vacancies on the Board of Directors. Any director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the director whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualifies or until his earlier resignation or removal.

	SECTION 7.	Place of Meetings.   Meetings of the Board may be
held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

	SECTION 8.	Regular Meetings.   Regular meetings of the Board
of Directors may be held at the time and place determined by the Board of Directors.

	SECTION 9.   Special Meetings.   Special meetings of the
Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.

	SECTION 10.   Annual Meeting.   The annual meeting of the
newly elected and other directors shall be held as soon as practicable after the meeting of stockholders at which the newly elected directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

	SECTION 11.	  Notice of Special Meetings.  Notice of each
special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication (including electronic mail), at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held. All notices given by electronic transmission shall be deemed to have been given when directed to the electronic mail address, facsimile number or other location as is shown on the records of the Corporation or given by the director to the Corporation for the purpose of notice. Any oral notice given may be communicated either to the director directly or by voice recording or to a person whom the person giving the notice has reason to believe will promptly communicate it to the director.

	SECTION 12.   Waiver of Notice of Meetings.   Notice of
any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting or from whose electronic mail address the Corporation shall have received a transmission stating that notice of the meeting has been waived.

	SECTION 13.   Quorum and Voting.   A majority of the entire
Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Charter, these Bylaws, the Investment Company Act of 1940, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present.
Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

	SECTION 14.   Organization.   The Board of Directors may
Designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

	SECTION 15.   Committees.   The Board of Directors may designate
one (1) or more committees of the Board of Directors, each consisting of two (2) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

	SECTION 16. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or writings or by electronic transmission or transmissions, and the writing or writings or electronic transmission or transmissions, as applicable, are filed with the minutes of the proceedings of the Board or committee.

	SECTION 17.   Telephone Conference.   Members of the Board of
Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which pursuant to the Investment Company Act of 1940 and the rules thereunder require the approval of directors by vote cast in person at a meeting.

	SECTION 18.   Compensation.   Each director shall be entitled
to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

ARTICLE III

OFFICERS, AGENTS AND EMPLOYEES

	SECTION 1.   Number and Qualifications.   The officers of the
Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint a Chairman of the Board of Directors, one (1) or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the office of President and Vice President, but no officer shall execute, acknowledge or verify in more than one capacity any instrument required by law to be executed, acknowledged or verified in more than one capacity. Officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these Bylaws. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, or one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the Chairman of the Board or President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

	SECTION 2.   Resignations.   Any officer of the Corporation
may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

	SECTION 3.   Removal of Officer, Agent or Employee.
Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

	SECTION 4.   Vacancies.   A vacancy in any office,
whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to the office.

	SECTION 5.   Compensation.   The compensation of the
officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

	SECTION 6.   Bonds or Other Security.   If required by
the Board of Directors, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

	SECTION 7.   Chairman.   The Chairman of the Board of Directors
shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the executive committee, if any.

	SECTION 8.   President.   The President shall be the chief
executive officer of the Corporation. In the absence or inability of the Chairman of the Board (or if there is none) to act, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he may delegate these powers.

	SECTION 9.   Vice President.   Each Vice President shall
have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

	SECTION 10.   Treasurer.   Subject to the provisions of any
contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

	SECTION 11.   Secretary.   The Secretary shall:
		(a)	keep or cause to be kept in one or more books
provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;
		(b)	see that all notices are duly given in
accordance with the provisions of these Bylaws and as required by law;
		(c)	be custodian of the records and the seal of
the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the
Corporation on such certificates shall be a facsimile,
as hereinafter provided)and affix and attest the seal
to all other documents to be executed on behalf of the
Corporation under its seal;
		(d)	see that the books, reports, statements,
certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
		(e)	in general, perform all the duties incident
to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

	SECTION 12. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the President.

	SECTION 13.   Delegation of Duties.   In case of the absence
of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE IV

STOCK

	SECTION 1.   Stock Certificates.   Unless otherwise provided
by the Board of Directors and permitted by law, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that such person shall not be required to deliver certificates for fractional shares. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles.
In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue. This Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of the Corporation's capital stock without certificates.

	SECTION 2.   Stock Ledger.   There shall be maintained
a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

	SECTION 3.   Transfers of Shares.   Transfers of shares
of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Uncertificated shares are transferable on the books of the Corporation upon receipt of the proper transfer documents, instructions or assignments as may reasonably be required by the Corporation or its agents. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

	SECTION 4.   Regulations.   The Board of Directors
may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

	SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

	SECTION 6.   Fixing of Record Date for Dividends
and Distributions; Delegation of Certain Matters to Officers.
The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests. If the Board of Directors has given general authorization for a dividend or distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution or dividend, the Board of Directors may delegate to an officer of the Corporation the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

	SECTION 7.	Information to Stockholders and Others.
Any stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's Bylaws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

ARTICLE V

INDEMNIFICATION AND INSURANCE

	SECTION 1.   Indemnification of Directors and Officers.
Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

	SECTION 2.   Advances.   Any current or former director
or officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force; provided however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

	SECTION 3.   Procedure.   At the request of any current or
former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force, whether the standards required by this Article V have been met; provided, however, that indemnification shall be made only following:
(a) a final decision on the merits by a court or other body before
(b) whom the proceeding was brought that the person to be
(c) indemnified was not liable by reason of disabling conduct
(d) or (b) in the absence of such a decision, a reasonable
(e) determination, based upon a review of the facts, that the
(f) person to be indemnified was not liable by reason of
(g) disabling conduct, by (i) the vote of a majority of a
(h) quorum of disinterested non-party directors or (ii) an
(i) independent legal counsel in a written opinion.

	SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

	SECTION 5.   Other Rights.   The Board of Directors may
make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article V shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

	SECTION 6.   Insurance.   The Corporation shall have
the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article V or applicable law.

ARTICLE VI

SEAL

	The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.

ARTICLE VII

FISCAL YEAR

	The Corporation's fiscal year shall be fixed by the Board of Directors.

ARTICLE VIII

AMENDMENTS

	These Bylaws may be amended or repealed exclusively by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Company Act of 1940; provided, however, that no amendment of these Bylaws shall affect any right of any person under Article V hereof based on any event, omission or proceeding prior to the amendment.

							As Amended and Restated,
							    			,2004.









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